Exhibit 99.1

Sean Collins 817.967.1577 mediarelations@aa.com

FOR RELEASE: Tuesday, March 5, 2013

AMERICAN AIRLINES ANNOUNCES PRIVATE OFFERING

OF ENHANCED EQUIPMENT TRUST CERTIFICATES

FORT WORTH, Texas - American Airlines, Inc. (“American”), the principal operating subsidiary of AMR Corporation, today announced the private offering of two tranches of enhanced equipment trust certificates (the “Certificates”) in the aggregate face amount of $663,378,000.

The Certificates will represent an interest in the assets of two separate pass through trusts, each of which will hold equipment notes expected to be issued by American. Such equipment notes are expected to be secured by eight currently owned Boeing 737-823 aircraft and one currently owned Boeing 777-223ER aircraft, each of which aircraft is either unencumbered or is subject to a private mortgage financing, and four new Boeing 777-323ER aircraft currently scheduled for delivery to American during the period from April 2013 to July 2013.

The Certificates are being offered in the United States to qualified institutional buyers, as defined in, and in reliance on, Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Certificates will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state law.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Statements in this release contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which constitute American’s expectations or beliefs concerning future events. These forward-looking statements are subject to a number of factors that could cause actual results to differ from our expectations. In particular, the risk factors listed under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 10-K”) could cause actual results to differ materially from historical results and from those expressed in forward-looking statements. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission (the “SEC”), including but not limited to, the 2012 10-K. Except to the extent required by law, American undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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AMERICAN AIRLINES ANNOUNCES PRIVATE OFFERING OF ENHANCED EQUIPMENT TRUST CERTIFICATES

March 5, 2013

About American Airlines

American Airlines focuses on providing an exceptional travel experience across the globe, serving more than 260 airports in more than 50 countries and territories. American’s fleet of nearly 900 aircraft fly more than 3,500 daily flights worldwide from hubs in Chicago, Dallas/Fort Worth, Los Angeles, Miami and New York. American flies to nearly 100 international locations including important markets such as London, Madrid, Sao Paulo and Tokyo. With more than 500 new planes scheduled to join the fleet, including continued deliveries of the Boeing 737 family of aircraft and new additions such as the Boeing 777-300ER and the Airbus A320 family of aircraft, American is building toward the youngest and most modern fleet among major U.S. carriers. American’s website, AA.com®, provides customers with easy access to check and book fares, and personalized news, information and travel offers. American’s AAdvantage® program, one of the most popular frequent flyer programs in the world, lets members redeem miles for flights to almost 950 destinations worldwide, as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. The airline also offers nearly 40 Admirals Club® locations worldwide providing comfort, convenience, and an environment with a full range of services making it easy for customers to stay productive without interruption. American is a founding member of the oneworld® alliance, which brings together some of the best and biggest airlines in the world, including global brands like British Airways, Cathay Pacific, Iberia Airlines, Japan Airlines, LAN and Qantas. Together, its members serve more than 840 destinations with some 9,000 daily flights to nearly 160 countries and territories. Connect with American on Twitter @AmericanAir or Facebook.com/AmericanAirlines. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

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